UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2016

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	001-37613	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16415 Addison Road, Suite 300, Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(972) 865-6192
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 18, 2016, COPsync, Inc. (the "Company") received notice from the Listing Qualifications Staff (the "Staff") of The NASDAQ Stock Market LLC ("NASDAQ") indicating that, unless the Company timely requests a hearing before the NASDAQ Hearings Panel (the "Panel"), the Company's securities were subject to suspension and subsequent delisting from NASDAQ based upon the Company's non-compliance with the applicable $2.5 million stockholders' equity requirement set forth in NASDAQ Listing Rule 5550(b). The Staff had previously granted the Company an extension through November 16, 2016 to evidence compliance with that requirement.
The Company intends to request a hearing before the Panel, at which hearing it will present its plan to satisfy the $2.5 million stockholders' equity requirement and request the continued listing of its common stock on NASDAQ pending its return to compliance. The Company's timely request for a hearing will stay any delisting action by the Staff and the Company's securities will continue to trade on The NASDAQ Capital Market under the symbol "COYN" at least pending the ultimate outcome of the hearing and the expiration of any extension period that may be granted by the Panel in response to the Company's request for continued listing on NASDAQ.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: November 25, 2016	By:	/s/ Barry W. Wilson
	Name:	Barry W. Wilson
	Title:	Chief Financial Officer